Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $4.26 for the Fiscal Year Ended September 30, 2017

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2017--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $4.26 on net income available to common shareholders of $2.9 million for the fiscal year ended September 30, 2017. AMCON earned $1.48 per fully diluted share on net income available to common shareholders of $1.0 million for the fourth fiscal quarter ended September 30, 2017.

“We are pleased with our results for fiscal 2017. AMCON continues to be a leader in the convenience distribution industry as a result of our relentless efforts to provide first class customer service and reliability. As the convenience store industry evolves and becomes increasingly complex, the wide variety of programs and services we offer serve to competitively differentiate our Company,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are diligently implementing our focused strategic plan anchored by our customer centric philosophy enabling our management team to navigate a challenging business environment. Our objective is to deliver attractive risk adjusted rates of return on the capital we employ. We expect an enhanced level of capital expenditures in the coming years to support our efforts in foodservice, information technology, expansion of our territory, and the addition of retail health food stores. In addition, we are seeking acquisitions in wholesale and foodservice distribution that further our strategic objectives.”

The wholesale distribution segment reported revenues of $1.2 billion and operating income of $13.7 million for fiscal 2017, and revenues and operating income of $331.9 million and $3.9 million, respectively, for the fourth fiscal quarter of fiscal 2017. The retail health food segment reported revenues of $25.4 million and an operating loss of $1.8 million for fiscal 2017, and revenue of $6.1 million and an operating loss of $0.7 million for the fourth quarter of fiscal 2017.

“Our wholesale customers are growing both organically and from acquisitions. To support this growth, we are actively expanding our service territory,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment. Evans continued, “Our fall trade shows provided considerable momentum as we enter fiscal 2018. We embrace a long term approach to building our customers’ business which is mutually beneficial.”

“Our new flagship Chamberlin’s store, which we opened early in fiscal 2017 in the Orlando market, has been a commercial success. We have recently opened a second store in the Lakeland market which builds off the momentum we have made in the Florida market as a function of our brand reimaging and social media initiatives in this market,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment. “We will continue to invest in new stores, store remodeling, and marketing as we seek to address the competitive challenges we face in the industry. Our Midwestern markets operate in a highly challenging environment.”

“We are very focused on increasing our shareholders’ equity per share, maintaining high levels of balance sheet liquidity and generating free cash flow. At September 30, 2017, our shareholders’ equity was $68.2 million, resulting in adjusted book value per share of $99.24. We turned our inventory twenty-two times and consolidated debt was $32.1 million. At its lowest point during fiscal 2017 our consolidated debt was $3.7 million,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We continue to place a high priority on the development of information technology for internal and external purposes. These are important investments for the future of our business. In addition, we are exploring additional upgrades and expansion of our distribution facilities and retail stores system wide,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September	September
	2017	2016
ASSETS
Current assets:
Cash	$523,065	$605,380
Accounts receivable, less allowance for doubtful accounts of $0.8 million at September 2017 and $0.7 million at September 2016	30,690,403	30,033,104
Inventories, net	72,909,996	48,404,882
Income taxes receivable	—	164,959
Prepaid and other current assets	4,218,811	8,608,049
Total current assets	108,342,275	87,816,374

Property and equipment, net	13,307,986	12,607,877
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,494,311	3,759,311
Other assets	310,488	288,082
Total assets	$131,804,887	$110,821,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,631,552	$18,164,983
Accrued expenses	7,553,089	6,792,884
Accrued wages, salaries and bonuses	3,477,966	3,580,996
Income taxes payable	544,069	—
Current maturities of long-term debt	373,645	362,495
Total current liabilities	29,580,321	28,901,358

Credit facility	29,037,182	10,537,226
Deferred income tax liability, net	2,336,263	2,579,650
Long-term debt, less current maturities	2,648,179	3,021,824
Other long-term liabilities	34,100	30,815

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 678,006 shares outstanding at September 2017 and 677,057 shares outstanding at September 2016	8,314	8,184
Additional paid-in capital	20,825,919	19,525,554
Retained earnings	60,935,911	58,693,241
Treasury stock at cost	(13,601,302)	(12,476,381)
Total shareholders’ equity	68,168,842	65,750,598
Total liabilities and shareholders' equity	$131,804,887	$110,821,471

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2017	2016
Sales (including excise taxes of $368.8 million and $386.1 million, respectively)	$1,274,984,408	$1,294,625,223
Cost of sales	1,202,536,285	1,219,855,401
Gross profit	72,448,123	74,769,822
Selling, general and administrative expenses	64,173,895	61,733,220
Depreciation and amortization	2,049,475	2,162,667
	66,223,370	63,895,887
Operating income	6,224,753	10,873,935

Other expense (income):
Interest expense	825,690	723,221
Other (income), net	(39,513)	(104,959)
	786,177	618,262
Income from operations before income tax expense	5,438,576	10,255,673
Income tax expense	2,489,000	4,275,000
Net income	2,949,576	5,980,673
Preferred stock dividend requirements	—	(160,360)
Net income available to common shareholders	$2,949,576	$5,820,313

Basic earnings per share available to common shareholders	$4.34	$9.37
Diluted earnings per share available to common shareholders	$4.26	$8.38

Basic weighted average shares outstanding	679,478	621,435
Diluted weighted average shares outstanding	692,183	713,897

Dividends declared and paid per common share	$1.00	$1.00

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,949,576	$5,980,673
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,784,475	1,831,000
Amortization	265,000	331,667
Gain on sale of property and equipment	(31,622)	(58,926)
Equity-based compensation	1,394,879	1,403,584
Deferred income taxes	(243,387)	437,278
Provision (recovery) for losses on doubtful accounts	98,000	(199,000)
Recoveries for losses on inventory obsolescence	(101,716)	(57,247)
Other	3,285	(4,045)
Changes in assets and liabilities:
Accounts receivable	(755,299)	2,032,683
Inventories	(24,403,398)	12,445,843
Prepaid and other current assets	4,389,238	(6,482,141)
Other assets	(22,406)	29,102
Accounts payable	(467,348)	976,142
Accrued expenses and accrued wages, salaries and bonuses	669,873	(228,552)
Income taxes payable (receivable)	709,028	(51,721)
Net cash flows from operating activities	(13,761,822)	18,386,340

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,565,699)	(1,594,848)
Proceeds from sales of property and equipment	46,654	112,157
Net cash flows from investing activities	(2,519,045)	(1,482,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,311,967,154	1,303,722,318
Repayments under revolving credit facility	(1,293,467,198)	(1,314,087,299)
Principal payments on long-term debt	(362,495)	(351,383)
Repurchase of common stock	(1,124,921)	(4,795,412)
Dividends paid on convertible preferred stock	—	(160,360)
Dividends on common stock	(706,906)	(654,678)
Withholdings on the exercise of equity-based awards	(107,082)	(190,991)
Net cash flows from financing activities	16,198,552	(16,517,805)
Net change in cash	(82,315)	385,844
Cash, beginning of period	605,380	219,536
Cash, end of period	$523,065	$605,380

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$819,969	$737,252
Cash paid during the period for income taxes	2,023,359	3,889,443

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	101,361	167,444
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,262,763	1,174,981
Issuance of common stock in connection with the redemption of Series A & B convertible preferred stock	—	2,899,892

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2017

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$310,104	$294,048	$332,842	$337,990

Gross profit	18,316	17,474	18,024	18,634

Income from operations before income tax expense	1,879	990	798	1,771

Net income	1,046	488	385	1,030

Preferred stock dividend requirements	—	—	—	—

Net income available to common shareholders	$1,046	$488	$385	$1,030

Basic earnings per share available to common shareholders	$1.54	$0.72	$0.57	$1.52

Diluted earnings per share available to common shareholders	$1.52	$0.71	$0.56	$1.48

FISCAL YEAR 2016

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$322,008	$296,449	$333,399	$342,769

Gross profit	18,962	17,540	19,164	19,104

Income from operations before income tax expense	2,365	2,069	3,162	2,660

Net income	1,356	1,147	1,852	1,626

Preferred stock dividend requirements	(49)	(49)	(49)	(14)

Net income available to common shareholders	$1,307	$1,098	$1,803	$1,613

Basic earnings per share available to common shareholders	$2.09	$1.81	$3.03	$2.45

Diluted earnings per share available to common shareholders	$1.85	$1.61	$2.62	$2.32

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”
September 2017
Number of common shares outstanding at September 30, 2017	678,006
Total shareholders’ equity at September 30, 2017	$68,168,842

Book value per share at September 30, 2017	$100.54

September 2017
Number of common shares outstanding at September 30, 2017	678,006
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	55,821
733,827

Total shareholders’ equity at September 30, 2017	$68,168,842
Equity impact if all potential common shares were exercised or vested /1/	4,654,135
$72,822,977

Adjusted book value per share at September 30, 2017	$99.24

____________

/1/	Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2017.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727